Exhibit 10.1

SECOND AMENDMENT

AND JOINDER

THIS SECOND AMENDMENT AND JOINDER dated as of October 14, 2015 (this “Amendment”) to that certain Amended and Restated Credit and Guaranty Agreement referenced below is by and among VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (“Parent Borrower”), VENTAS CANADA FINANCE LIMITED, a Nova Scotia limited company (“Ventas Canada Finance Limited”), VENTAS UK FINANCE, INC., a Delaware corporation (“Ventas UK Finance”), VENTAS EURO FINANCE, LLC, a Delaware limited liability company (“Ventas Euro Finance” and together with Ventas Canada Finance Limited and Ventas UK Finance, the “New Borrowers” and each individually a “New Borrower”), VENTAS SSL ONTARIO II, INC., an Ontario corporation (“Ventas SSL II”), and VENTAS SSL ONTARIO III, INC., an Ontario corporation (“Ventas SSL III” and together with the Parent Borrower, the New Borrowers and Ventas SSL II, the “Borrowers” and each individually a “Borrower”), VENTAS, INC., a Delaware corporation (“Ventas”) as guarantor, the Lenders identified on the signature pages hereto, and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”) and as Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender.

W I T N E S S E T H

WHEREAS, a revolving credit and term loan facility was established in favor of the Borrowers pursuant to the terms of that certain Amended and Restated Credit and Guaranty Agreement, dated as of December 9, 2013, among the Borrowers, Ventas, the financial institutions party thereto from time to time, as lenders (the “Lenders”) and the Administrative Agent (as amended, supplemented or otherwise modified prior to the effectiveness of this Amendment, the “Existing Credit Agreement”);

WHEREAS, the Parent Borrower has requested that each of the New Borrowers be permitted to join the Existing Credit Agreement as Borrowers for all purposes of the Existing Credit Agreement and the other Loan Documents;

WHEREAS, the Borrowers, Ventas, the Lenders and the Administrative Agent have agreed to amend the Existing Credit Agreement as set forth herein to reflect the addition of the New Borrowers as parties to the Existing Credit Agreement;

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

PART 1

DEFINITIONS

SUBPART 1.1  Definitions.  Unless otherwise defined herein or the context otherwise requires, terms used in this Amendment, including its preamble and recitals, have the meanings provided in the Existing Credit Agreement.

PART 2

AMENDMENTS TO EXISTING CREDIT AGREEMENT

Effective on (and subject to the occurrence of) the Second Amendment Effective Date (as defined in Subpart 4.1), the Existing Credit Agreement is hereby amended in accordance with this Part 2.

SUBPART 2.1                Amendments to Introductory Paragraph. The introductory paragraph of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

This AMENDED AND RESTATED CREDIT AND GUARANTY AGREEMENT, dated as of December 9, 2013 (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), among VENTAS REALTY, LIMITED PARTNERSHIP, a Delaware limited partnership (“Parent Borrower”), VENTAS SSL ONTARIO II, INC., an Ontario corporation (“Ventas SSL II”), VENTAS SSL ONTARIO III, INC., an Ontario corporation (“Ventas SSL III”), VENTAS CANADA FINANCE LIMITED, a Nova Scotia limited company (“Ventas Canada Finance Limited”), VENTAS UK FINANCE, INC., a Delaware corporation (“Ventas UK Finance”), VENTAS EURO FINANCE, LLC a Delaware limited liability company (“Ventas Euro Finance”), and each of the entities from time to time executing a Borrower Joinder Agreement (together with the Parent Borrower, Ventas SSL II, Ventas SSL III, Ventas Canada Finance Limited, Ventas UK Finance and Ventas Euro Finance, the “Borrowers” and each individually a “Borrower”), VENTAS, INC., a Delaware corporation (“Ventas”) as guarantor, the lending institutions party hereto from time to time (each, a “Lender” and collectively, the “Lenders”), and BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender.

SUBPART 2.2                Amendments to Section 1.1.

(a)                                 The definition of “Eurocurrency Rate” set forth in Section 1.1 of the Existing Credit Agreement is hereby amended by deleting clause (a)(ii) thereof in its entirety and replacing it with the following:

(ii) denominated in Canadian Dollars, the rate per annum equal to the Canadian Dealer Offered Rate (“CDOR”), or a comparable or successor rate which rate is approved by the Administrative Agent, as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) (in such case, the “CDOR Rate”) at or about 10:00 a.m. (Toronto, Ontario time) on the Rate Determination Date (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent) (or if such day is not a Business Day, then on the immediately preceding Business Day);

(b)                                 The definition of “Foreign Borrower” set forth in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Foreign Borrower” means any borrower under this Agreement, including Ventas SSL II, Ventas SSL III, Ventas Canada Finance Limited, organized in any jurisdiction other than the United States (or any political subdivision thereof).

(c)                                  The definition of “Loan Documents” set forth in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Loan Documents” means this Agreement, each Note, each Issuer Document, each Borrower Joinder Agreement and any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.17 and the Engagement Letter.

(d)                                 The definition of “Sanctions” set forth in Section 1.1 of the Existing Credit Agreement is hereby deleted in its entirety and replaced with the following:

“Sanction(s)” means, with respect to any Person, any international economic sanction administered or enforced by the United States Government (including, without limitation, OFAC), the Canadian Government, the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority, in each case to the extent applicable to such Person.

(e)                                  The following new definitions are hereby added in appropriate alphabetical order:

“Borrower Joinder Agreement” means a joinder agreement in form and substance reasonably satisfactory to the Administrative Agent pursuant to which one or more Persons deemed acceptable by the Administrative Agent in its reasonable discretion become party to this Agreement and the other Loan Documents as a Borrower; provided, that (i) the Borrowers shall notify the Administrative Agent not less than fifteen Business Days (or such shorter period as may be agreed by the Administrative Agent in its sole discretion) prior to the effectiveness of each such joinder agreement and (ii) as a condition to becoming a Borrower under this Agreement, such Person shall promptly deliver to the Administrative Agent (i) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents, (ii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and that each Credit Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization and in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect, (iii) such documentation and other information as the Administrative Agent or any Lender may reasonably request that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act and (iv) favorable opinions of domestic and/or foreign counsel to such Person, addressed to the Administrative Agent and each Lender.

“Canadian Defined Benefit Pension Plan” means a Canadian Pension Plan that contains a “defined benefit provision” as such term is defined in Section 147.1(1) of the Income Tax Act (Canada) in respect of which a Credit Party or any Subsidiary has any obligation or contingent obligation.

“Canadian Pension Plan” means any pension plan that is subject to the Pension Benefits Act (Ontario) or any other similar legislation in any other jurisdiction of Canada for employees in Canada and former employees in Canada of the Credit Parties or any of their Subsidiaries.

SUBPART 2.3                Amendments to Section 2.11.  Section 2.11 of the Existing Credit Agreement is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

All computations of interest for Base Rate Loans (including Base Rate Loans determined by reference to the Eurocurrency Rate), Canadian Term B Loans and Loans determined by reference to the CDOR Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed.

SUBPART 2.4                Amendments to Section 3.03.  Section 3.03 of the Existing Credit Agreement is hereby amended by deleting the words “are not being offered to banks in the London interbank market” and replacing them with the words “are not being offered to banks in the applicable interbank market”.

SUBPART 2.5                Amendments to Section 3.04.  Section 3.04 of the Existing Credit Agreement is hereby amended by deleting the words “impose on any Lender or the L/C Issuer or the London interbank market” in clause (a)(iii) and replacing them with the words “impose on any Lender or the L/C Issuer or the applicable interbank market”.

SUBPART 2.6                Amendments to Section 3.05.  Section 3.05 of the Existing Credit Agreement is hereby amended by deleting the last paragraph thereof in its entirety and replacing it with the following:

For purposes of calculating amounts payable by the Borrowers to the Lenders under this Section 3.05, each Lender shall be deemed to have funded each Eurocurrency Rate Loan made by it at the Eurocurrency Rate for such Loan by a matching deposit or other borrowing in the applicable interbank market for a comparable amount and for a comparable period, whether or not such Eurocurrency Rate Loan was in fact so funded.

SUBPART 2.7                Amendments to Section 5.12.  Section 5.12 of the Existing Credit Agreement is hereby amended by adding the following new clauses to the end thereof:

(d)                                 No Credit Party or any Subsidiary has any liability or contingent liability in respect of a Canadian Defined Benefit Pension Plan.

(e)                                  Each Canadian Pension Plan is in compliance in all material respects with the applicable provisions of all Laws, except for such non-compliance as could not reasonably be expected to have a Material Adverse Effect.  Each Canadian Pension Plan has been registered with the Canada Revenue Agency and, to the knowledge of the Credit Parties, no event has occurred which would prevent, or cause the loss of, such registration.  Each Credit Party and each Subsidiary have made all required contributions to each Canadian Pension Plan, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(f)                                   There are no pending or, to the knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Canadian Pension Plan that could reasonably be expected to have a Material Adverse Effect.  To the knowledge of the Credit Parties, there has been no violation of fiduciary duty with respect to any Canadian Pension Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

SUBPART 2.8                Amendments to Section 6.13.  Section 6.13 of the Existing Credit Agreement is hereby amended by adding the following to the end thereof:

and (c)          (i) comply with the applicable provisions of Law with respect to each Canadian Pension Plan, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and (ii) furnish to the Administrative Agent (x) within five (5) Business Days after any Responsible Officer or any Subsidiary knows or has reason to know that an event has occurred in respect of a Canadian Pension Plan that, alone or together with any other event relating to a Canadian Pension Plan, could reasonably be expected to result in liability of any Credit Party or any Subsidiary in an aggregate amount exceeding the Threshold Amount or the imposition of a Lien (other than any Lien permitted under Section 7.01 hereof), a statement setting forth details as to such event and the action, if any, that the Credit Party or Subsidiary proposes to take with respect thereto, and (y) upon request by the Administrative Agent, copies of (1) each annual information return filed by the Borrower or any Subsidiary with any Governmental Authority with respect to each Canadian Pension Plan; (2) all notices received by any Credit Party or any Subsidiary from any Governmental Authority concerning a breach of Law with respect to any Canadian Pension Plan; and (3) such other documents or governmental reports or filings relating to any Canadian Pension Plan as the Administrative Agent shall reasonably request.

SUBPART 2.9                Amendments to Article VII.  Article VII of the Existing Credit Agreement is hereby amended by adding the following new Section 7.11 to the end thereof:

Section 7.11  Canadian Pension Plans.

Incur any liability or contingent liability in respect of a Canadian Defined Benefit Pension Plan; provided, that a Credit Party or its Subsidiaries may maintain, sponsor or contribute to a Canadian Defined Benefit Pension Plan or acquire an interest in any Person that maintains, sponsors or contributes to a Canadian Defined Benefit Pension Plan, so long as the greater of the wind-up deficiency or solvency deficiency in respect of all such Canadian Defined Benefit Plans, as identified in the last valuation report filed with the applicable pension regulator in respect of each such Canadian Defined Benefit Plan, does not in the aggregate at any time exceed the Threshold Amount.

SUBPART 2.10         Amendments to Section 8.01.  Section 8.01 of the Existing Credit Agreement is hereby amended by deleting clause (i) in its entirety and replacing it with the following:

(i)                                     ERISA.  (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result in liability of a Credit Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) any failure by any Credit Party or any Subsidiary to perform its obligations under a Canadian Pension Plan if such failure has resulted or could reasonably be expected to result in liability of a Credit Party or a Subsidiary in an aggregate amount in excess of the Threshold Amount; or

PART 3

JOINDER

SUBPART 3.1  Joinder of New Borrowers.  Each New Borrower hereby acknowledges, agrees and confirms that, by its execution of this Amendment, such New Borrower will be deemed to be a party to the Credit Agreement and a “Borrower” for all purposes of the Credit Agreement and the other Loan

Documents, and shall have all of the obligations of a Borrower thereunder as if it had executed the Existing Credit Agreement and such other Loan Documents.  Each New Borrower hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions applicable to the Borrowers contained in the Credit Agreement.  Without limiting the generality of the foregoing terms of this Section 3.1 but subject to Section 2.19(i) of the Existing Credit Agreement, each New Borrower hereby (i) jointly and severally together with the other Borrowers, agrees to promptly pay and perform the Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) strictly in accordance with the terms thereof.

PART 4

CONDITIONS TO EFFECTIVENESS

SUBPART 4.1  Second Amendment Effective Date.  This Amendment shall be and become effective as of the date hereof (the “Second Amendment Effective Date”) when all of the following conditions shall have been satisfied:

(a)                                 Execution of Counterparts of Amendment.  The Administrative Agent shall have received counterparts of this Amendment, which collectively shall have been duly executed on behalf of each of the Credit Parties (including each New Borrower), the Required Lenders and the Administrative Agent.

(b)                                 Corporate Matters.  The Administrative Agent shall have received the following, each of which shall be originals or telecopies or electronic copies (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer, each dated the Second Amendment Effective Date (or, in the case of certificates of governmental officials, a recent date before the Second Amendment Effective Date) and each in form and substance reasonably satisfactory to the Administrative Agent:

(i)                                     such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers as the Administrative Agent may reasonably require evidencing the identity, authority and capacity of each Responsible Officer authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;

(ii)                                  such documents and certifications as the Administrative Agent may reasonably require to evidence that each Credit Party is duly organized or formed, and that each Credit Party is validly existing, in good standing and qualified to engage in business in its jurisdiction of organization and in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification, except to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect;

(iii)                               favorable opinions of domestic and/or foreign counsel to the New Borrowers, addressed to the Administrative Agent and each Lender, in form and substance satisfactory to the Administrative Agent;

(c)                                  Patriot Act.  The New Borrowers shall have provided the documentation and other information to the Lenders that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the Patriot Act.

PART 5

MISCELLANEOUS

SUBPART 5.1  Representations and Warranties.  The Credit Parties affirm that, immediately before and immediately after giving effect to this Amendment, (a) the representations and warranties set forth in the Existing Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date hereof (except those which expressly relate to an earlier period or date) and (b) no Default exists.

SUBPART 5.2  Guarantor Acknowledgment.  Each Guarantor hereby (a) acknowledges and consents to all of the terms and conditions of this Amendment and (b) reaffirms that, jointly and severally together with the other Guarantors, it guarantees the prompt payment and performance of their obligations as provided in Article XI of the Existing Credit Agreement.

SUBPART 5.3  References in Other Credit Documents.  On and after the Second Amendment Effective Date, all references to the Existing Credit Agreement in each of the Loan Documents shall hereafter mean the Existing Credit Agreement as amended by this Amendment.  Except as specifically amended hereby, the Existing Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

SUBPART 5.4  Counterparts/Telecopy.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery by any party hereto of an executed counterpart of this Amendment by facsimile or other electronic means shall be effective as such party’s original executed counterpart and shall constitute a representation that such party’s original executed counterpart will be delivered upon request by the Administrative Agent.

SUBPART 5.5  Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York applicable to agreements made and to be performed entirely within such state.

SUBPART 5.6  FATCA.  For purposes of determining withholding Taxes imposed under the Foreign Account Tax Compliance Act (FATCA), from and after the effective date of this Amendment, the Borrower and the Administrative Agent shall treat (and the Lenders hereby authorize the Administrative Agent to treat) the Credit Agreement as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).

[remainder of page intentionally left blank]

IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the day and the year first above written.

BORROWERS:	VENTAS REALTY, LIMITED PARTNERSHIP

	By:	Ventas, Inc., its General Partner

	By:	/s/ Robert F. Probst
	Name:	Robert F. Probst
	Title:	Executive Vice President and Chief Financial Officer

VENTAS SSL ONTARIO II, INC.
VENTAS SSL ONTARIO III, INC.

	By:	/s/ John D. Cobb
	Name:	John D. Cobb
	Title:	Vice President

VENTAS CANADA FINANCE LIMITED

	By:	/s/ John D. Cobb
	Name:	John D. Cobb
	Title:	Vice President

VENTAS UK FINANCE, INC.

	By:	/s/ John D. Cobb
	Name:	John D. Cobb
	Title:	Vice President

VENTAS EURO FINANCE, LLC

	By:	/s/ John D. Cobb
	Name:	John D. Cobb
	Title:	Vice President

GUARANTOR:	VENTAS, INC.

	By:	/s/ Robert F. Probst
	Name:	Robert F. Probst
	Title:	Executive Vice President and Chief Financial Officer

ADMINISTRATIVE AGENT:	BANK OF AMERICA, N.A., as Administrative Agent

	By:	/s/ Yinghua Zhang
	Name:	Yinghua Zhang
	Title:	Director

LENDERS:	BANK OF AMERICA, N.A.

	By:	/s/ Yinghua Zhang
	Name:	Yinghua Zhang
	Title:	Director

CITIBANK, N.A.

	By:	/s/ John Rowland
	Name:	John Rowland
	Title:	Vice President

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK

	By:	/s/ Amy Trapp
	Name:	Amy Trapp
	Title:	Managing Director

	By:	/s/ Alistair Anderson
	Name:	Alistair Anderson
	Title:	Vice President

ROYAL BANK OF CANADA

By:	/s/ Rina Kansagra
Name:	Rina Kansagra
Title:	Authorized Signatory

TORONTO DOMINION (NEW YORK) LLC

By:	/s/ Robyn Zeller
Name:	Robyn Zeller
Title:	Senior Vice President

UBS AG, STAMFORD BRANCH

By:	/s/ Darlene Arias
Name:	Darlene Arias
Title:	Director

By:	/s/ Denise Bushee
Name:	Denise Bushee
Title:	Associate Director

Credit Suisse AG, Cayman Islands Branch

By:	/s/ Bill O’Daly
Name:	Bill O’Daly
Title:	Authorized Signatory

By:	/s/ Franziska Schoch
Name:	Franziska Schoch
Title:	Authorized Signatory

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.

By:	/s/ Scott O’Connell
Name:	Scott O’Connell
Title:	Director

COMPASS BANK

By:	/s/ Brian Tuerff
Name:	Brian Tuerff
Title:	Senior Vice President

GOLDMAN SACHS BANK USA

By:	/s/ Michelle Latzoni
Name:	Michelle Latzoni
Title:	Authorized Signatory

MORGAN STANLEY BANK, N.A.

By:	/s/ Emanuel Ma
Name:	Emanuel Ma
Title:	Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC.

By:	/s/ Emanuel Ma
Name:	Emanuel Ma
Title:	Authorized Signatory

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Andrea S Chen
Name:	Andrea S. Chen
Title:	Director

RBS CITIZENS, N.A.

By:	/s/ Kerri Colwell
Name:	Kerri Colwell
Title:	SVP

CAPITAL ONE, N.A.

By:	/s/ Scott Rossbach
Name:	Scott Rossbach
Title:	Director

CITY NATIONAL BANK

By:	/s/ Bob Bessor
Name:	Bob Bessor
Title:	Senior Vice President

THE NORTHERN TRUST COMPANY

By:	/s/ Curt Bowers
Name:	Curt Bowers
Title:	Officer